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                                                                    EXHIBIT 23.1
[LOGO] ERNST & YOUNG

                                 Kost Forer & Gabbay      . Phone: 972-3-6232525
                               . 3 Aminadav St              Fax:   972-3-5622555
                                 Tel Aviv 61575

                               . 2 Palyam St.             . Phone: 972-4-8654000
                                 Haifa 33095, Israel        Fax:   972-4-8654022


The Board of Directors
I.I.S. Intelligent Information Systems Ltd.
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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and related Prospectus of I.I.S. Intelligent Information Systems Ltd. for the registration of 1,479,999 Ordinary shares and to the incorporation by reference therein of our report dated March 22, 2000, with respect to the consolidated financial statements included in its Annual Report Form 20-F for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                        /s/ Kost Forer & Gabbay

                                        KOST, FORER & GABBAY
                                  A member of Ernst & Young International


Tel-Aviv, Israel
May 16, 2001